Exhibit 10.8

AMENDMENT NO. 1

TO

LETTER AGREEMENT

This AMENDMENT is made and entered into as of September 17, 2026 (this “Amendment”), by and among Silicon Valley Acquisition Corp., a Cayman Islands exempted company (the “Company”), Silicon Valley Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each an “Insider” and, collectively, the “Insiders”). Each of the foregoing will individually be referred to herein as a “Party” and, collectively as the “Parties”. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings assigned to such terms in the Letter Agreement (as defined below).

RECITALS:

WHEREAS, the Company, the Sponsor and the Insiders entered into that certain Letter Agreement, dated as of December 22, 2025 (as the same may be amended from time to time in accordance with its terms, the “Letter Agreement”), in connection with the Company’s underwritten initial public offering;

WHEREAS, the Sponsor intends to Transfer certain of its Founder Shares (the “Transaction Support Shares”) to certain investors and other third parties (the “Transaction Support Transferees”) pursuant to the terms and conditions of the Sponsor Support Agreement, dated as of June 17, 2026 (as amended on August 6, 2026, and as the same may be amended from time to time in accordance with its terms), by and among the Sponsor, the Company and EigenQ, Inc., a Delaware corporation (“EigenQ” or the “Company”) and the Business Combination Agreement (as amended on August 6, 2026 and as of the date hereof, and as the same may be amended from time to time in accordance with its terms, the “Business Combination Agreement”) by and among the Company, SVAQ Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and EigenQ, pursuant to which, among other things and subject to the terms and conditions contained therein, (i) the Company will transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate (the “Domestication”) as a Delaware corporation prior to the consummation of the Business Combination (the “Business Combination Closing”), and (ii) Merger Sub will merge with and into EigenQ (the “Merger”, together with the Domestication and such other transactions contemplated under the Business Combination Agreement, collectively, the “Business Combination”);

WHEREAS, the Parties desire that the Lock-up Periods and the other transfer restrictions set forth in paragraph 7 of the Letter Agreement not apply to any of the following: (a) the Transaction Support Transferee identified on Annex A as of the date hereof (the “Investor”); (b) any other Transaction Support Transferee designated by the Sponsor, in its sole discretion, after the date hereof (together with the Investor, the “Designated Support Transferees”); or (c) any Transaction Support Shares Transferred to any Designated Support Transferee;

WHEREAS, pursuant to paragraph 12 of the Letter Agreement, the Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (a) each Insider that is the subject of any such change, amendment, modification or waiver and (b) the Sponsor; and

WHEREAS, the Parties desire to amend the Letter Agreement upon the Business Combination Closing as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and the representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows, with each of the following provisions to be effective upon the Business Combination Closing:

1. Amendment to Paragraph 3.

The penultimate sentence of Paragraph 3 of the Letter Agreement is hereby amended by adding the language in italics below:

“Each of the Insiders and Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, other than with respect to the Transaction Support Shares, Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.”

2. Amendment to Paragraph 7.

a.	Paragraph 7(c) of the Letter Agreement is hereby amended by adding the following as a new permitted transfer at the end thereof: “; and (x) to Designated Support Transferees.”

b.	Paragraph 7 of the Letter Agreement is hereby amended by adding the following new subparagraph (d):

“(d) Notwithstanding anything to the contrary in this paragraph 7 (including paragraphs 7(a), 7(b) and 7(c)) or elsewhere in this Letter Agreement, none of the transfer restrictions or Lock-up Periods set forth in this paragraph 7 shall apply to Designated Support Transferees or to any Transaction Support Shares Transferred to such Designated Support Transferees. Designated Support Transferees shall not be subject to the Lock-up Periods with respect to any such securities and may Transfer any such securities at any time without restriction under this paragraph 7 and without any requirement that Designated Support Transferees execute an agreement to be bound by the Lock-up Periods or the transfer restrictions set forth in this paragraph 7. For the avoidance of doubt, this paragraph 7(d) shall not release the Sponsor or any Insider from the Lock-up Periods with respect to any Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants or Ordinary Shares that continue to be held by the Sponsor or such Insider and are not Transferred to Designated Support Transferees.”

3. Counterparts; Electronic Delivery. This Amendment may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when such counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence. The exchange of a fully executed Amendment (in counterparts or otherwise) in pdf, docusign or similar format and transmitted by facsimile or email shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

4. Effect of This Amendment. This Amendment is made a part of the Letter Agreement. Except as otherwise expressly provided herein, the Letter Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof all references in the Letter Agreement to “this Letter Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Letter Agreement shall mean the Letter Agreement as amended by this Amendment. Any reference to the Letter Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to refer to the Letter Agreement as modified by this Amendment unless the context shall otherwise require.

5. Other Provisions. All other provisions of the Letter Agreement not specifically amended by this Amendment shall remain in full force and effect.

6. Amendment. This Amendment may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (a) each Insider that is the subject of any such change, amendment, modification or waiver and (b) the Sponsor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

the Company:

SILICON VALLEY ACQUISITION CORP.

By:	/s/ Dan Nash
Name:	Dan Nash
Title:	Chief Executive Officer

the Sponsor:

SILICON VALLEY ACQUISITION SPONSOR LLC

By:	/s/ Dan Nash
Name:	Dan Nash
Title:	Managing Member

Insiders:

By:	/s/ Dan Nash
Name:	Dan Nash

By:	/s/ Martin Zinny
Name:	Martin Zinny

By:	/s/ David O’Neil
Name:	David O’Neil

By:	/s/ Adam Nash
Name:	Adam Nash

By:	/s/ Matthew Murphy
Name:	Matthew Murphy

By:	/s/ Jackson Fu
Name:	Jackson Fu

By:	/s/ Pankaj Shah
Name:	Pankaj Shah

[Signature Page to Amendment No. 1 to Letter Agreement]

Annex A

EOT AC LLC